MANAGEMENT AGREEMENT

         This Management Agreement ("Agreement") is made and entered into this 29th day of January, 1999, by and between Scottsdale Scientific Corporation, a Florida corporation (the "Company"), Stephen Levine, an individual ("Levine") and Marianne Sum, an individual ("Sum").

                                    RECITALS

         A. The Company desires to be assured of the continued management of the Company and of defining the roles of Levine and Sum.

         B. Levine and Sum are willing and desire to be officers of the Company, and the Company is willing to provide for the continued employment of Levine and Sum as officers of the Company, upon the terms, covenants and conditions hereinafter set forth.

         C. This Agreement is not an employment contract, but is a defining contract to detail the duties and responsibilities of Sum and Levine while in the employ of the Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual terms, covenants and conditions hereinafter set forth, the parties hereto do hereby agree as follows:

         1. Employment. The Company hereby employs Sum as President, subject to the supervision and direction of the Company's Board of Directors and Levine is the Director of Research, subject to the supervision of Sum.

         2. Term. The term of this Agreement shall be for a period of two (2) years commencing on February 1, 1999, unless terminated earlier pursuant to
Section 8 below; provided, however, that Executive's obligations in Section 7 below shall continue in effect after such termination.

         3. Compensation; Reimbursement. Sum and Levine will be compensated as previously agreed.

         4. Scope of Duties.

         4.1 Sum as President shall be the principal executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. She shall, when present, preside at all meetings of the shareholders and of the board of directors. She may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where

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         the signing and execution  thereof shall be expressly  delegated by the board of directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

         4.2 Levine as Director of Research shall be responsible for product development and shall report to Sum for day to day instruction. Financial matters and other operational considerations shall be those of Sum. Levine shall operate within a budget established by the Board of Directors and administered by Sum.

         4.3 Disputes. Should any dispute arise regarding the management of the Company or of the research operation, that dispute shall be presented to the board of directors and discussed at a special meeting of the board of directors. The notice requirements for such a meeting shall be complied with. All disputes shall be resolved by a disinterested majority of the Board of Directors.

         4.4 Election and Term of Office. Sum and Levine are to be elected by the board of directors annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until their successor shall have been duly elected and shall have qualified or until their death or until they shall resign or shall have been removed in the manner hereinafter provided.

         5. Termination.

         5.1 Bases for Termination.

                  (1) This Agreement hereunder may be terminated at any time by mutual agreement of the parties.

                  (2) This Agreement shall automatically terminate on the last day of the month in which Levine or Sum dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean mental or physical incapacity, or both, reasonably determined by the Company's Board of Directors based upon a certification of such incapacity by, in the discretion of the Company's Board of Directors, either Sum or Levine's regularly attending physician or a duly licensed physician selected by the Company's Board of Directors, rendering Sum or Levine unable to perform substantially all of his or her duties hereunder and which appears reasonably certain to continue for at least six consecutive months without substantial improvement. Sum or Levine shall be deemed to have "become permanently incapacitated" on the date the Company's Board of Directors has determined that they are permanently incapacitated and are so notified.


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         (3) The Board of Directors may terminate  this  Agreement  with 10 days written notice to Sum and Levine. The Board must determine to terminate this Agreement with a disinterested majority of directors. Any matter involving Sum and Levine shall require a vote of a disinterested majority of the Board.

         6. Miscellaneous.

                  6.1 Transfer and Assignment. This Agreement is personal as to Sum and Levine and shall not be assigned or transferred by either without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto and their respective permitted heirs, personal representatives, successors and assigns.

                  6.2 Severability. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

                  6.3 Governing Law. This Agreement is made under and shall be construed pursuant to the laws of the State of California.

                  6.4 Counterparts. This Agreement may be executed in several counter parts and all documents so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties did not sign the original or the same counterparts.

                  6.5 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

                  6.6 Modification. This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

                  6.7  Notices.  Any  notice  under  this  Agreement  must be in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of

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         the parties for the receipt of notice shall be as follows:

If to the Company:  Scottsdale Scientific, Inc.
                    30806 Santana Street
                    Hayward, California  94544

If to Sum:   46 Olive Avenue         If to Levine:  Susan/Stephen Levine
             Larkspur, CA  94939                    75 Bridge
                                                    Kenefield, CA

         Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

                  6.8 Effective Date. This Agreement shall become effective as of the date set forth on page 1 when signed by Executive and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.


/s/ Marianne Sum
----------------------------------
Marianne Sum


/s/ Stephen A. Levine
-----------------------------------
Stephen Levine

SCOTTSDALE SCIENTIFIC CORPORATION

/s/ Marianne Sum
---------------------------------------
Printed Name: Marianne Sum
Title:  President

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